UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

BIOAGE LABS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42279	47-4721157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5885 Hollis Street Suite 370
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 806-1445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	BIOA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, BioAge Labs, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders and the Company’s stockholders voted on and approved the following proposals:

1.
The election of three Class II Directors, Patrick Enright, M.B.A., James I. Healy, M.D., Ph.D., and Rekha Hemrajani, M.B.A., each to serve a three-year term, which will expire at the 2029 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until such director’s earlier resignation or removal. The vote tally was as follows:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
Patrick Enright, M.B.A.	30,075,928	1,184,271	5,327,405
James I. Healy, M.D., Ph.D.	25,499,205	5,760,994	5,327,405
Rekha Hemrajani, M.B.A.	27,826,781	3,433,418	5,327,405

2.
The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026. The vote tally was as follows:

Shares For	Shares Against	Shares Abstaining
36,561,171	1,305	25,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAGE LABS, INC.

Date:	June 12, 2026	By:	/s/ Dov Goldstein
Dov Goldstein, M.D. Chief Financial Officer